SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR 12(G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            ON TRACK INNOVATIONS LTD.
             (Exact Name of Registrant as Specified in Its Charter)


            ISRAEL                                    NOT APPLICABLE
  (State of Incorporation or Organization) (I.R.S. Employer Identification No.)


              Z.H.R. INDUSTRIAL ZONE, P.O. BOX 32, ROSH PINA ISRAEL
               (Address of Principal Executive Offices) (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. / /

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. /X/

Securities Act registration statement file number to which this form relates:
333-90496.

Securities to be registered pursuant to Section 12(b) of the Act:

   Title of Each Class                      Name of Each Exchange on Which
      to be Registered                      Each Class is to be Registered

                                      None.

Securities to be registered pursuant to Section 12(g) of the Act:

   Title of Each Class                      Name of Each Exchange on Which
     to be Registered                       Each Class is to be Registered

Ordinary Shares, NIS 0.1 par value               Nasdaq SmallCap Market


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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The description of the Ordinary Shares, NIS 0.1 par value, of the Registrant under the caption "Description of Ordinary Shares" contained in the Registrant's Registration Statement on Form F-1, File No. 333-90496 (the "Form F-1"), as filed with the Securities and Exchange Commission on June 14, 2002, as amended, is hereby incorporated by reference.

ITEM 2. EXHIBITS.


Exhibit No.                           Description

1.1  Memorandum of Association of Registrant, incorporated by reference to
     Exhibit 3.1 of the Form F-1.

2.1 Amended and Restated Articles of Association of Registrant, incorporated by reference to Exhibit 3.2 of the Form F-1.

3.1  Specimen of Certificate for Ordinary Shares, incorporated by reference to
     Exhibit 4.1 of the Form F-1.




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                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                 ON TRACK INNOVATIONS LTD.
                                                 (Registrant)




Dated: June 18, 2002                          By: /s/ Oded Bashan
                                              Name: Oded Bashan
                                              Title: Chairman, President and CEO